QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIVEWIRE MOBILE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LIVEWIRE MOBILE, INC.
ONE MONARCH DRIVE
SUITE 203
LITTLETON, MASSACHUSETTS 01460
(978) 742-3100

April 24, 2009

Dear Stockholder:

        We cordially invite you to attend the 2009 Annual Meeting of Stockholders of LiveWire Mobile, Inc. (the "Company"), which will be held on May 27, 2009 at 8:30 a.m. ET, at the offices of Goodwin Procter LLP at 53 State Street, Exchange Place, Boston, Massachusetts.

        The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

        Please sign and return the enclosed proxy card as soon as possible in the envelope provided, or vote electronically or by telephone as provided in the proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. If you attend the meeting, you can revoke your proxy at any time before it is exercised at the meeting and vote your shares personally by following the procedures described in the accompanying Proxy Statement.

        We look forward to seeing you.

Sincerely,

Joel Hughes Chairman of the Board and Chief Executive Officer

LIVEWIRE MOBILE, INC.
ONE MONARCH DRIVE
SUITE 203
LITTLETON, MASSACHUSETTS 01460
(978) 742-3100
LIVEWIRE MOBILE, INC. NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 27, 2009

To the Stockholders of LiveWire Mobile, Inc.:

        The 2009 Annual Meeting of Stockholders of LiveWire Mobile, Inc. (the "Company") will be held at the offices of Goodwin Procter LLP at 53 State Street, Exchange Place, Boston, Massachusetts on May 27, 2009 at 8:30 a.m. ET, for the following purposes:

  1.
  To elect five (5) directors: Jill C. Thoerle (Class of 2010), Joel Hughes (Class of 2011), Thomas Dusenberry (Class of 2011), W. Frank King (Class of 2012) and Robert M. Pons (Class of 2012) to serve as directors for the remainder of the term of the class of directors indicated following their names above and until their successors are duly elected and qualified, subject to earlier resignation or removal; and

  2.
  To transact such other business as may properly come before the annual meeting and any adjournments thereof.

        The proposal for the election of directors relates solely to the election of the five directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

        Stockholders of record at the close of business on April 7, 2009, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Eugene DiDonato General Counsel and Secretary

Littleton, Massachusetts
Dated: April 24, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE 2009 ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IF YOU PREFER TO VOTE BY TELEPHONE OR BY INTERNET SEE "VOTE BY TELEPHONE" OR "VOTE BY INTERNET" INSTRUCTIONS ATTACHED TO THE PROXY CARD FOR MORE DETAILS. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE 2009 ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION BEFORE IT IS EXERCISED.

LIVEWIRE MOBILE, INC.
ONE MONARCH DRIVE
SUITE 203
LITTLETON, MASSACHUSETTS 01460
(978) 742-3100
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 27, 2009

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of LiveWire Mobile, Inc., a Delaware corporation (the "Company"), for use at the 2009 Annual Meeting of Stockholders (the "Annual Meeting"), and at any adjournments of that meeting. The meeting will be held on May 27, 2009, at 8:30 a.m. ET at the offices of Goodwin Procter LLP at 53 State Street, Exchange Place, Boston, Massachusetts.

        The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2008 (the "2008 Annual Report") is being mailed to our stockholders together with the Notice of 2009 Annual Meeting and this Proxy Statement on or about April 29, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on May 27, 2009:

        This Proxy Statement and the 2008 Annual Report are available for viewing, printing and downloading at http://ir.livewiremobile.com/.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission (the "SEC"), except for exhibits, will be furnished without charge to any stockholder upon written or oral request to LiveWire Mobile, Attn: Investor Relations, One Monarch Drive, Suite 203, Littleton, Massachusetts 01460. Exhibits will be provided upon request of an appropriate processing fee.

        Additionally, stockholders may request copies of this Proxy Statement, the 2008 Annual Report and the proxy card by calling (866) 971-4230 or by e-mailing investorrelations@livewiremobile.com. Copies will be provided free of charge.

        The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly completed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted FOR the nominees for director and FOR each of the other proposals set forth below. The Board of Directors recommends that you vote your shares "FOR" the election of the five nominees as directors.

        Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on April 7, 2009 (the "Record Date") will be entitled to vote at the meeting and at any adjournment thereof. There were 45,941,700 shares of Common Stock outstanding and entitled to vote at the close of business on the Record Date.

        Stockholders may vote in one of the following ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed envelope by return mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card, or (3) by completing a proxy on the Internet at the address listed on the proxy card. A stockholder giving the enclosed proxy has the power to revoke it at any time before its exercise by sending written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

        Alternatively, any stockholders of record of the Company as of the record date, may attend the Annual Meeting and vote his or her shares in person at the meeting by giving the Company a signed proxy card or ballot before voting is closed. Stockholders attending the Annual Meeting and desiring to vote his or her shares in person should bring proof of identification. The Company recommends that stockholders intending to attend the meeting vote their shares in advance as described above so as to ensure that their votes will be counted if such stockholders do not end up attending the meeting. Stockholders requiring directions to attend the Annual Meeting in person may visit http://www.goodwinprocter.com/OurFirm/Offices/Boston.aspx. Stockholders holding shares in "street name," may vote those shares in person at the meeting only if such stockholders obtain and bring with them their signed proxies from the necessary nominees giving those stockholders the right to vote the shares. Stockholders desiring to so vote should contact their respective brokers, banks or nominees.

        Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

        A majority in interest of the issued and outstanding shares entitled to vote as of the Record Date represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and "broker non-votes" are counted as present and represented for purposes of determining the presence or absence of a quorum for the meeting. If the shares a stockholder owns are held in "street name," the bank, brokerage firm or nominee, as the record holder of those shares, is required to vote such shares in accordance with the stockholders' instructions. A "broker non-vote" is a share held in "street name" by a bank, broker or nominee that indicates on its proxy that it does not have discretionary voting power as to a particular matter and has not received instructions from the beneficial owner. "Broker non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

ELECTION OF DIRECTORS

        There are currently six members of the Company's Board of Directors (the "Board"), divided into three classes and, upon the recommendation of the Nominating Committee, the Board has fixed the number of directors at six. Since our last annual meeting of stockholders, four new members were appointed to the Board: Mr. Joel Hughes, Mr. Robert M. Pons, Ms. Jill C. Thoerle, and Mr. Thomas Dusenberry. Because these members were appointed to fill vacancies caused by the resignation of various directors, each of Mr. Hughes, Mr. Pons, Ms. Thoerle, and Mr. Dusenberry must be elected at the Annual Meeting pursuant to our by-laws. Additionally, Dr. King has been moved from the Class of 2010 to the Class of 2009 and therefore is up for reelection. As such, upon the recommendation of the Nominating Committee, the Board has nominated Mr. Hughes, Dr. King, Mr. Pons, Ms. Thoerle, and Mr. Thomas Dusenberry for reelection. If elected at the meeting, Dr. King and Mr. Pons will serve a three-year term expiring at the time of the annual meeting of stockholders in 2012 and when each of their successors is elected and qualified or until his or her earlier death, resignation or removal. Each of Mr. Dusenberry and Mr. Hughes will serve a two-year term expiring at the time of the annual meeting of stockholders in 2011 and when his successor is elected and qualified or until his earlier death, resignation or removal. Ms. Thoerle will serve a one-year term expiring at the time of the annual meeting of stockholders in 2010 and when her successor is elected and qualified or her earlier death, resignation or removal.

        The names and certain information about the members of the Board are set forth below. There are no family relationships among any of our directors or executive officers. The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

Name*	Class(1)	Director Since	Position(s) with the Company
Pamela D.A. Reeve	2010	1997	Director
Jill C. Thoerle*	2010	2008	Director
Joel Hughes*	2011	2008	Director and Chief Executive Officer
Thomas Dusenberry*	2011	2008	Director
Robert M. Pons*	2012	2008	Director
W. Frank King*	2012	1997	Director

*
Indicates a nominee for election at the Annual Meeting.

(1)
For nominees, the Class indicated assumes election at the Annual Meeting.

BOARD OF DIRECTORS RECOMMENDATION

        The Board believes that the election of Mr. Hughes, Dr. King, Ms. Thoerle, Mr. Pons and Mr. Dusenberry to serve as directors is in the best interests of the Company and its stockholders and, therefore, recommends that the stockholders vote FOR this proposal. The shares represented by the enclosed proxy will be voted to elect each nominee unless such authority is withheld by marking the proxy to that effect. Each nominee has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy holders, unless authority has been withheld as to such nominee, will vote the proxies in their discretion for any nominee who is designated by the Board to fill the vacancy. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors.

        This proposal for the election of directors relates solely to the election of the five directors nominated by the Board and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

Directors and Executive Officers

        Assuming the election of all of the director nominees above, the following table sets forth the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company.

Name	Age	Position
Mr. Joel Hughes	45	Chief Executive Officer and Chairman of the Board
Mr. Todd Donahue	35	Chief Financial Officer
W. Frank King(1)(6)	69	Director
Pamela D.A. Reeve(2)(3)(4)	59	Director
Thomas Dusenberry(4)	55	Director
Jill C. Thoerle(6)	57	Director
Robert M. Pons(5)	52	Director

(1)
Chairperson of the Audit Committee.

(2)
Chairperson of the Compensation Committee.

(3)
Chairperson of the Nominating Committee.

(4)
Member of the Audit Committee.

(5)
Member of the Compensation Committee.

(6)
Member of the Nominating Committee.

Biographical Information

        Joel Hughes has served as Chairman of the Board since his election in December 2008 and as our Chief Executive Officer since his appointment on December 5, 2008. He is the former Senior Vice President and General Manager of the Company's NMS Communications' Mobile Applications division. He joined the Company early in 2006 when the Company acquired Openera Technologies, an IMS handset applications provider, where he was President and Chief Executive Officer from 2004 to2006. Prior to Openera from 2001 to 2004, Mr. Hughes was President and Chief Executive Officer of SnowShore Networks, an IP media server company acquired by Brooktrout in 2004.

        Todd Donahue joined the Company in February 2007 and has served as our Chief Financial Officer since December 5, 2008. Mr. Donahue served in senior finance and operations roles at Aspen Technology, Inc., a global software and solutions provider, including as Vice President of Product Operations from 2006 to 2007 and as Vice President of Finance from 2003 to 2006. From 2000 to 2003, Mr. Donahue served as Corporate Controller at Corechange, Inc., an enterprise portal software company.

        W. Frank King has served as a director of the Company since 1997. Dr. King has been, since 1998, a private investor. He is a director of eOn Communications Corporation, a provider of telecommunications applications and of iBasis, Inc., a provider of Internet-based communications services.

        Pamela D.A. Reeve has served as a director of the Company since 1997. Since 2006, Ms. Reeve has served as the Chief Executive Officer of openairboston.net, the Boston wireless initiative to build a wireless network in the city of Boston. From 1993 to 2004, Ms. Reeve served as Chief Executive Officer and a director and, from 1989 to 1993, as President, Chief Operating Officer and a director of Lightbridge, Inc., a provider of products and services which enable wireless telecommunications carriers to improve customer acquisition and retention processes, and the leading internet payment gateway. Ms Reeve is a director of American Tower Corporation, a provider of infrastructure facilities and services to the wireless, internet and broadcasting industries.

        Thomas Dusenberry is the founder of Dusenberry Entertainment, an entertainment and consumer technology company, where he has worked as the company's Chief Executive Officer since 2002. From 1995 to 2002, Mr. Dusenberry served as Chief Executive Officer of Hasbro Interactive and Games.com. From 1973 to 1995, he served in various sales, marketing, and research and development positions at Parker Brothers/Milton Bradley. Mr. Dusenberry currently serves as a director of K-MOTION Interactive, Inc., a developer of motion-based applications including golf swing analysis and sports health measurement, and Robonica, an electronic entertainment company specializing in innovative robot games.

        Jill C. Thoerle was appointed Chief Financial Officer of Mediaport Entertainment Inc., a digital media distribution company, in March 2007, where she has served as a member of the board of directors and advisor since March 2006. In 2001, Ms. Thoerle co-founded the REO Group, a consulting firm where she served through 2006. From 2001 through 2004, Ms. Thoerle was an Operations Professional with Cerberus Capital Management, where she provided investment and turnaround services for portfolio companies in the media, technology, and communications sector. She served as the President and Chief Executive Officer of OnTera Broadband, a telecommunication services company, from 2000 through 2001. Ms. Thoerle currently sits on the board of Arbinet-thexchange, Inc., a provider of international voice and IP solutions to carriers and service providers globally.

        Robert M. Pons has been Senior Vice President of Capital Markets for TMNG, a provider of management consulting services to the global telecommunications industry since 2008. Prior to TMNG, from 2003 to 2007, he was CEO of Uphonia/SmartServ Inc., a publicly-traded wireless firm. Mr. Pons originated his telecommunications experience at MCI in 1980 and is an early pioneer of the telecommunications industry, working with both landline and wireless systems. He currently sits on the board of Network1 Security Solutions, an acquirer, developer and licensor of intellectual property, and Arbinet-thexchange, Inc., a provider of international voice and IP solutions to carriers and service providers globally.

 SECURITY OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

Ownership by Directors and Executive Officers

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 7, 2009 by (a) each current director of the Company, (b) the executive officers, as of April 7, 2009, named in the Summary Compensation Table below, and (c) all directors and executive officers as a group as of April 7, 2009. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person (except to the extent authority is shared by spouses under applicable law), based on information provided to the Company.

        Unless otherwise noted, the address of the following persons is c/o LiveWire Mobile, One Monarch Drive, Suite 203, Littleton, Massachusetts 01460.

Beneficial Owner Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding(2)
Joel Hughes(3)	931,438	2.00%
Todd Donahue(4)	89,000	*
Robert P. Schechter(5)	1,113,055	2.39%
Herbert Shumway(6)	272,500	*
Steven Gladstone	—	*
W. Frank King(7)	75,000	*
Pamela D.A. Reeve(8)	90,900	*
Jill C. Thoerle	—	*
Thomas Dusenberry	—	*
Robert M. Pons	—	*
All directors and executives officers as a group (10 persons)(9)	2,571,893	5.40%

*
Percentage is less than 1% of the total number of outstanding shares of the Company's Common Stock.

(1)
The number of shares of Common Stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or dispositive power, plus any shares that the person has the right to acquire within 60 days following April 7, 2009, including through the exercise of stock options.

(2)
The percent ownership for each stockholder on April 7, 2009 is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 45,941,700 shares (the number of shares of our Common Stock outstanding as of April 7, 2009) plus any shares acquirable (including stock options exercisable) by the stockholder within 60 days following April 7, 2009.

(3)
Includes 650,000 shares subject to stock options exercisable within 60 days following April 7, 2009.

(4)
Includes 89,000 shares subject to stock options exercisable within 60 days following April 7, 2009.

(5)
Includes 620,000 shares subject to stock options exercisable within 60 days following April 7, 2009.

(6)
Includes 240,500 shares subject to stock options exercisable within 60 days following April 7, 2009.

(7)
Includes 62,500 shares subject to stock options exercisable within 60 days following April 7, 2009.

(8)
Includes 62,500 shares subject to stock options exercisable within 60 days following April 7, 2009.

(9)
Includes 1,724,500 shares subject to stock options exercisable within 60 days following April 7, 2009.

Ownership by Principal Stockholders

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock. The information provided below regarding persons beneficially owning more than 5% of the Company's Common Stock is based solely on public filings made by such persons with the SEC as of the date of this proxy statement, which beneficial ownership information is as of the date of such public filings as noted in the footnotes to the table. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person (except to the extent authority is shared by spouses under applicable law).

Beneficial Owner Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding(2)
Karen Singer(3) 212 Vaccaro Drive Cresskill, NJ 07626	6,007,223	13.1%
Lloyd I. Miller, III(4) 4550 Gordon Drive Naples, FL 34102	5,378,867	11.7%
Austin W. Marxe and David M. Greenhouse(5) 527 Madison Avenue, Suite 2600 New York, NY 10022	4,079,806	8.9%

(1)
The number of shares of Common Stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or dispositive power, plus any shares that the person has the right to acquire within 60 days following April 7, 2009, including through the exercise of stock options.

(2)
The percent ownership for each stockholder is as reported in each stockholder's public filings.

(3)
Based solely on a Schedule 13D/A dated February 26, 2009, Karen Singer, in her capacity as trustee of the Singer Children's Management Trust (the "Trust"), has sole dispositive and voting power with respect to the 6,007,223 shares. The percentage of class beneficially owned is as reported in such 13D/A.

(4)
Based solely on a Schedule 13D/A dated April 14, 2009 and filed by Lloyd I. Miller, III, Mr. Miller is deemed to beneficially own 5,378,867 shares of Common Stock and, of these shares, Mr. Miller has sole voting and dispositive power with respect to 2,539,817 shares. As investment advisor to the trustee of various trusts, Mr. Miller shares voting and dispositive power with respect to 2,540,917 of the beneficially owned shares. Mr. Miller and the Client (defined below) share voting and dispositive power with respect to 298,133 shares held in a custody account pursuant to a Custody Agreement and related Letter of Direction to Custodian, each between PNC Bank, National Association, as custodian, and its client named therein (the "Client"). The percentage of class beneficially owned is as reported in such 13D/A.

(5)
Based solely on a Schedule 13G/A dated February 11, 2009, filed jointly by Austin W. Marxe and David M. Greenhouse. Messrs. Marxe and Greenhouse share voting and dispositive power over 647,281 shares of Common Stock owned by Special Situations Cayman Fund, L.P., 2,100,063 shares of Common Stock owned by Special Situations Fund III QP, L.P., 236,185 shares of Common Stock owned by Special Situations Technology Fund, L.P. and 1,096,277 shares of Common Stock owned by Special Situations Technology Fund II, L.P. The percentage of class beneficially owned is as reported in such 13G/A.

2008 Asset Sale

        On December 5, 2008, the Company sold its NMS Communications Platforms business (the "Asset Sale") to Dialogic Corporation ("Dialogic") pursuant to the terms of a definitive agreement among the parties. In conjunction with the Asset Sale, the Company changed its corporate name from NMS Communications Corporation to LiveWire Mobile, Inc. Also in connection with the Asset Sale, the Company's Board removed Mr. Schechter from his position as Chief Executive Officer and Mr. Shumway from his positions as Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer. The Board appointed (1) Mr. Hughes to serve as its Chief Executive Officer subject to, and immediately following, the closing of the Asset Sale and Mr. Schechter's termination as Chief Executive Officer and (2) Mr. Donahue to serve as its Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer subject to, and immediately following, the closing of the Asset Sale and Mr. Shumway's termination from these offices. For a more complete description of the Asset Sale, please refer to the Company's Current Reports on Forms 8-K, and any accompanying exhibits, filed with the SEC on September 12 and December 8, 2008.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        The Board currently consists of six directors. During 2008, the Board held 19 meetings and acted by unanimous consent five times. Each director attended at least 75% of the meetings of the Board and the meetings of the committees of the Board on which he or she served. One member of the Board attended the annual meeting in 2008. The Company's policy is that members of the Board are encouraged to attend the annual meeting to the extent consistent with travel plans. During 2008, the Board had three standing committees: an audit committee, a compensation committee, and a nominating committee. In addition, in connection with the Asset Sale we established a special committee which held seven meetings and is no longer active.

Director Independence

        The Company defines an "independent" director in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules promulgated thereunder and the applicable rules of the Nasdaq Stock Market LLC ("Nasdaq"). Because it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the Board periodically reviews each director's status as an independent director and whether any independent director has any other relationship with the Company that, in the judgment of the Board, would interfere with the director's exercise of independent judgment in carrying out such director's responsibilities as a director. The Board will make an annual determination whether each director is "independent" under the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. To assist in making its annual determination, the Board solicits information from each of the Company's directors regarding whether such director, or any family member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company or received personal benefits outside the scope of such person's normal compensation.

        The Board has determined that each of Ms. Reeve, Dr. King, Ms. Thoerle, Mr. Pons and Mr. Dusenberry is independent within the meaning of the Company's director independence standards and the director independence standards of the Exchange Act and Nasdaq. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company's, the Exchange Act and Nasdaq's director independence standards.

Code of Conduct

        The Board has adopted a Code of Conduct which is applicable to all directors, executive officers and employees of the Company. Copies of the Code of Conduct and of the current committee charters are available, without charge, under "Corporate Governance" in the "Investors" section of http://ir.livewiremobile.com/ or upon written request to LiveWire Mobile, Inc., Attention: Investor Relations, One Monarch Drive, Suite 203, Littleton, Massachusetts 01460.

Stockholder Communication

        Stockholders may communicate with members of the Board by mail addressed to an individual member of the Board, to the full Board or to a particular committee of the Board, in each case, at c/o LiveWire Mobile, One Monarch Drive, Suite 203, Littleton, Massachusetts 01460. Unless such communication is addressed to an individual director, the Company will forward such communication to each of the directors.

Audit Committee

        The Audit Committee oversees the auditing, accounting, financial reporting and internal control functions of the Company, reviews the financial statements of the Company, selects and engages the Company's independent registered public accounting firm, and consults with and reviews the services provided by the independent registered public accounting firm. The Audit Committee is currently composed of three members. The Board has determined that each member of the Audit Committee is independent within the meaning of the Company's and NASDAQ's director independence standards and the SEC's heightened director independence standards for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act. The directors currently serving on the Audit Committee are Dr. King, Ms. Reeve and Mr. Dusenberry. Each member of the Audit Committee is financially sophisticated, and is able to read and understand financial statements. Dr. King is an "audit committee financial expert", as defined by Item 407(d)(5)(ii) under Regulation S-K issued by the SEC under the Exchange Act. The Audit Committee has a charter, the complete text of which is available on the Company's website under "Corporate Governance" in the "Investors" section at http://ir.livewiremobile.com/. The Audit Committee held seven meetings and acted by unanimous consent two times during 2008.

Compensation Committee

        The Compensation Committee of the Board reviews the Company's general policies concerning employee compensation and benefits and reviews and recommends to the Board all compensation and equity awards to the Company's executive officers, including the Chief Executive Officer, Chief Financial Officer, all other executive officers listed in the Summary Compensation Table and any other executive that reports directly to the Chief Executive Officer. The Compensation Committee, with the assistance of the Company's internal Human Resources team, reviews the performance and compensation of the Company's executive officers and establishes compensation levels. The Compensation Committee does not delegate to others any of its functions in determining actual compensation. However, the Chief Executive Officer together with a representative of human resources provides recommendations to the Compensation Committee concerning the amount and form of executive compensation based on an analysis of the performance of each executive officer.

        The Compensation Committee is currently composed of two members. The Board has determined that each member of the Compensation Committee is independent within the meaning of the Company's, NASDAQ's and the SEC's director independence standards. The directors currently serving on the Compensation Committee are Ms. Reeve and Mr. Pons. The Compensation Committee has a charter, the complete text of which is available on the Company's website under "Corporate

Governance" in the "Investors" section at http://ir.livewiremobile.com/. The Compensation Committee held five meetings and acted by unanimous consent once during 2008.

Nominating Committee

        The Nominating Committee makes recommendations to the Board from time to time regarding the size, composition and organization of the Board and its committees. The Nominating Committee also establishes criteria for membership on the Board and leads any search for individuals to become new members of the Board. The Nominating Committee also reviews and approves any related person transaction under the Company's Related Person Transactions policy.

        The Nominating Committee has a policy related to stockholder recommendations of director candidates for inclusion by the Board in the slate of nominees which the Board recommends to our stockholders for election. Pursuant to such policy, the Nominating Committee does not make any distinction between candidates for the Board nominated by the stockholders and other candidates when determining which candidates to recommend to the Board. The Company did not pay any third party a fee to assist in evaluating and identifying director nominees in 2008. As was previously disclosed on the Company's Current Report on Form 8-K filed with the SEC on November 19, 2008, the Company entered into Voting and Standstill Agreements (the "Standstill Agreements") with certain of its existing stockholders. Assuming their election at the Annual Meeting, Mr. Pons will serve as the 2009 Stockholder Designee under the Standstill Agreements and Ms. Thoerle will serve as the 2010 Stockholder Designee under the Standstill Agreements. The Nominating Committee will consider all timely stockholder recommendations for candidates for the Board sent to Nominating Committee, c/o Eugene DiDonato, Secretary, LiveWire Mobile, Inc., One Monarch Drive, Suite 203, Littleton, Massachusetts 01460. In addition to considering candidates suggested by the stockholders, the Nominating Committee considers candidates recommended by current directors, Company officers and employees.

        The Nominating Committee's assessment of candidates includes the following minimum qualifications which must be met by all directors:

  •
  directors must have the highest personal and professional integrity,

  •
  directors shall have demonstrated exceptional ability and judgment,

  •
  directors must have appropriate expertise and professional background, and

  •
  directors must be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

        The Nominating Committee is currently composed of three members. The Board has determined that each member of the Nominating Committee is independent within the meaning of the Company's, NASDAQ's and the SEC's director independence standards. The directors currently serving on the Nominating Committee are Dr. King, Ms. Reeve and Ms. Thoerle. The Board established the Nominating Committee in April 2004. The Nominating Committee met three times during 2008. At a meeting on April 9, 2009, the Nominating Committee voted unanimously to recommend to the Board for re-election the five current nominees for director. The Nominating Committee has a charter, the complete text of which is available on the Company's website under "Corporate Governance" in the "Investors" section at http://ir.livewiremobile.com/.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee oversees the Company's audit coverage and monitors the accounting, financial reporting, data processing, regulatory and internal control functions. The Audit Committee also selects and engages the Company's independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

  •
  select and engage the Company's independent registered public accounting firm;

  •
  serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems;

  •
  review and approve the scope of the annual audit, the non-audit services to be performed by the independent registered public accounting firm, and the independent registered public accounting firms' audit and non-audit fees;

  •
  review and appraise the audit efforts of the Company's independent registered public accounting firm;

  •
  oversee, discuss and monitor the Company's financial reporting and compliance with laws and regulations;

  •
  oversee management's establishment and enforcement of financial policies;

  •
  recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC;

  •
  provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board; and

  •
  provide "whistle blower" protection procedures to each employee, including anonymous employee complaints regarding accounting, internal control or audit.

        The Audit Committee has:

  •
  reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2008 with the Company's management and its independent registered public accounting firm, including a discussion of the quality and effect of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

  •
  discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with its independent registered public accounting firm, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditor regarding the reasonableness of those estimates;

  •
  met with financial and senior management and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting;

  •
  considered whether the provision of services represented under the headings Tax Fees and All Other Fees set forth below is compatible with maintaining PricewaterhouseCoopers LLP's independence; and

  •
  received the written disclosures and the letter from the Company's independent registered public accounting firm required by the Public Company Accounting Oversight Board (the "PCAOB") Rule 3526, discussed the independence of its independent registered public accounting firm and considered whether the provision of non-audit services by its independent registered public accounting firm is compatible with maintaining auditor independence, and satisfied itself as to the auditor's independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Audit Committee
W. Frank King, Ph.D. Pamela D. A. Reeve Thomas Dusenberry

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis ("CD&A") with management and, based on such review and discussion, recommended to the Board the inclusion of the CD&A in the Company's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as applicable.

Compensation Committee
Pamela D.A. Reeve Robert M. Pons

        THE AUDIT COMMITTEE AND COMPENSATION COMMITTEE REPORTS ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THROUGH ANY GENERAL STATEMENT INCORPORATING BY REFERENCE IN ITS ENTIRETY THE PROXY STATEMENT IN WHICH THESE REPORTS APPEARS, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES ANY OF THE REPORTS, OR ANY PORTION THEREOF. IN ADDITION, THESE REPORTS SHALL NOT BE DEEMED TO BE FILED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

 COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee oversees our compensation programs and reviews and approves the annual compensation designed specifically for our executive officers and senior management, including the Chief Executive Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table (the "Executive Officers") below.

Objectives of Our Executive Compensation Program

        Our executive compensation program is designed to promote our Company's business objectives, reward each Executive Officers individual performance and enable us to attract and retain Executive Officers who contribute, and are expected to continue to contribute, to our long-term success. In establishing executive compensation, we are guided by the following basic principles: (a) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other similar companies in the telecommunications industry to officers in comparable positions so that we can attract and retain qualified Executive Officers, (b) total compensation should include components that reflect the Company's performance and the performance of the individual, including his or her leadership skills and achievement of business objectives and (c) total compensation should be designed to increase stockholder value and Executive Officers can best increase stockholder value when they are motivated to maximize our operating profit and to conceive, develop and position the best possible products in our chosen markets.

What Our Executive Compensation Program is Designed to Reward

        Our executive compensation program is primarily designed to reward the contribution of each individual Executive Officer to our overall performance. In measuring each Executive Officer's contribution in a given year, the Compensation Committee primarily considers the overall growth and financial performance of the Company and the Executive Officer's achievement of pre-established business objectives. Each year, our Board establishes and approves financial performance metrics for the Company and based on these metrics, the Chief Executive Officer establishes specific business objectives that are assigned to each Executive Officer. These specific objectives become the primary basis for measuring the contribution of each Executive Officer. These objectives are profitability, revenue growth and new business development.

        As described above, the Compensation Committee does not delegate any of its functions to others in determining actual compensation for the Executive Officers. However, the Chief Executive Officer together with a representative of human resources provides recommendations to the Compensation Committee concerning the amount and form of compensation for each Executive Officer based on their analysis of such Executive Officer's performance. The Compensation Committee may exercise its discretion to award compensation to any Executive Officer absent his or her attainment of the relevant performance goals or to reduce the size of any bonus award.

Elements of Our Executive Compensation Program and Why We Chose Each Element

        The key elements of our executive officer compensation program are comprised of the following:

  •
  base salary;

  •
  cash incentives;

  •
  equity-based long term incentives; and

  •
  benefits.

        The Compensation Committee has chosen these elements based on its belief that they represent the best tools to enhance Company performance and are most reflective of our market competitiveness and "pay for performance" objectives. It is the intention of the Compensation Committee to set base salary to be sufficiently competitive within our industry and to attract and retain a strong and motivated management team while balancing the concerns of our other stakeholders. The potential cash incentives and equity-based compensation are included in compensation to further align the interests of the Executive Officers with the interests of our stockholders, which we believe primarily relate to the Company's growth and the stockholders' return on their invested capital. We do not have a pre-established policy or formula for allocation among cash, non-cash, short-term and long-term compensation, although, in accordance with our "pay-for-performance" philosophy, cash incentive and stock-based compensation does comprise a significant percentage of total compensation for our Executive Officers. For any given year, the achievement of the Executive Officer's cash incentive target and equity-based compensation will be determined by the performance of the Executive Officer and the Company's financial performance.

Benchmarking

        In order to determine the competitiveness of our overall compensation for Executive Officers, we review the compensation for comparable positions within our industry, the historical compensation levels of our Executive Officers and the individual performance of the Executive Officers in the preceding year. When analyzing the compensation paid to our Executive Officers, we gather and compare such compensation using two different methods; the first method uses internally-generated benchmarking of peer companies and the second method uses published industry surveys.

        We conduct our internally-generated benchmarking using publicly available proxy statements filed by companies that are direct competitors and/or technology-based companies with similar revenue and/or market capitalizations. This proxy data covers in detail only those individuals for whom compensation information is disclosed publicly. As a result, proxy data in the past has typically included only the five most highly compensated officers at each company. The companies in the peer group included: Alcatel-Lucent, Cisco, Comverse, Convergys, EMC, Genesys, IBM, Misys, Motorola, Nokia, Nortel, Selectica, and Soundbite.

        We use commercially available, high-technology salary surveys to review our targeted overall compensation. The surveys we use are tailored to reflect our revenue size. The survey used for executive compensation analysis in 2008 is the IPAS (International Pay Analysis System) salary survey published by ICR Limited/Salary.com. As with our proxy analysis, we look for comparable companies included in the IPAS survey that are direct competitors and/or technology-based companies with similar revenue and/or market capitalizations.

        In determining total compensation, which consists of base salary, cash incentive, and equity-based compensation, the Compensation Committee mainly relies on the IPAS survey and proxy data discussed above, which in 2008 indicated that the allocation among these elements for our Executive Officers was generally consistent with compensation paid to similarly situated executives by surveyed companies. Both data sources are used to determine each executive's level of compensation. Generally, the results of this analysis indicate that our Chief Executive Officer, Chief Financial Officer and Divisional Presidents measured generally at the 50th percentile of the surveyed companies.

        In comparing our Chief Executive Officer's total compensation to the peer group benchmarking and the IPAS data, the Compensation Committee concluded that each of his base salary and target bonus for 2008 was at the median base salary and bonus target, respectively, for chief executive officers at the benchmarked and surveyed companies. The Compensation Committee also concluded that our Chief Executive Officer's stock-based compensation for 2008 on a potential ownership basis was at the median stock-based compensation paid to chief executive officers at the benchmarked and surveyed companies. Stock-based compensation for all of our Executive Officers, as measured in accordance with

Statement of Financial Standards, or SFAS No. 123R, fell below the median, primarily as a result of our market capitalization at the time the grants were issued.

Base Salary

        We pay our Executive Officers' base salary in order to provide them with well-defined pre-established cash compensation for services rendered during each fiscal year. Base salary is intended to reflect an Executive Officer's knowledge, skills and level of responsibility. Salary levels for each of our Executive Officers are based on internally-developed ranges, the midpoints of which are generally targeted at the 50th percentile of salaries that were paid to executive officers with comparable responsibilities at the benchmarked and surveyed companies. The Compensation Committee's general approach in 2008 was that base salaries for our Executive Officers should be set at the median base salaries for similarly situated executive officers in the benchmarked and surveyed companies.

2008 Management Bonus Program

        Each year, the Compensation Committee adopts a Management Bonus Program which reflects the Compensation Committee's belief that a significant portion of each Executive Officer's compensation should be tied to the achievement by the Company of our financial goals and by each Executive Officer's attainment of his or her individual objectives as determined by the Compensation Committee. The Compensation Committee established the Company's 2008 Management Bonus Program (the "2008 Bonus Program") based on (1) quarterly financial goals contained in the 2008 operating plan approved by the Board and (2) the attainment by the division headed by such Executive Officer of annual strategic objectives as determined by the Compensation Committee. Two-thirds, or 66.7%, of the bonus target was weighted on the quarterly financial objectives and one-third, or 33.3%, of the bonus target was weighted on the annual strategic objectives. The Committee further determined that any bonus should be paid on a quarterly basis, following the quarter in which the bonus was achieved, in order to encourage employees to remain with the Company. Employees in the LiveWire Mobile Division were not eligible to participate. Additional details of the 2008 Bonus Program can be found in the table below.

        Based on the 2008 plan of record, the plan was funded to pay out up to 50% of the quarterly financial metric and 100% of the annual strategic objective. The unfunded (or remaining portion of the quarterly financial metric) could be made up by an overachievement provision based on one of the following criteria:

  •
  Exceeding the quarterly contribution margin target (for Communications Platforms personnel)

  •
  Exceeding the quarterly total company operating income (for Corporate personnel)

The overachievement portion of the bonus is funded and earned at thirty cents of every incremental operating income/contribution margin dollar above plan. Overachievement bonus payments were payable if overall operating income was positive, net of amounts achieved.

        The performance targets in the 2008 Bonus Program for the Company and the Communications Platforms Division were as set forth below:

Total Company (excluding LiveWire Mobile Division)

2008 Quarter	Operating Income/(Loss) Goals ($)	Plan Funding
1st	(800,000)	50% of Financial Metric Portion
2nd	—	50% of Financial Metric Portion
3rd	750,000	50% of Financial Metric Portion
4th	2,150,000	50% of Financial Metric Portion

Communications Platform Division

2008 Quarter	Contribution Margin Goals ($)	Plan Funding
1st	3,200,000	50% of Financial Metric Portion
2nd	3,600,000	50% of Financial Metric Portion
3rd	4,300,000	50% of Financial Metric Portion
4th	4,900,000	50% of Financial Metric Portion

        The above-referenced performance targets should not be interpreted as a prediction of how we will perform in future periods. As described above, the purpose of these targets was to establish a method for determining the payment of cash-based incentive compensation. You are cautioned not to rely on these performance goals as a prediction of our future performance.

        As set forth in the table below, the formula used by the Compensation Committee to determine the cash incentive awards under the 2008 Bonus Program multiplied each Executive Officer's 2008 base salary by the product of (1) his executive bonus rate and (2) the funding percentage.

Executive Officer	2008 Base Salary ($)	Executive Bonus Rate	Funding Percentage	Target Cash Incentive Award ($)(1)
Robert Schechter	395,200	110%	50%	217,360
Herbert Shumway	250,000	60%	50%	75,000
Joel Hughes(2)	240,000	60%	50%	—
Steven Gladstone	220,000	40%	50%	44,000
Todd Donahue(3)	190,000	40%	50%	38,000
(1)
The formula used by the Compensation Committee to determine cash incentive awards under the 2008 Bonus Program was equal to:

2008 Salary × Executive Bonus Rate × Funding Percentage

(2)
Mr. Hughes' base salary was adjusted to $240,000 on December 5, 2008 upon his promotion to Chief Executive Officer. His previous annual base salary was $220,000. Mr. Hughes' Bonus Rate was increased to 60% from 40% due to his promotion. Mr. Hughes was not eligible to participate in the 2008 Management Bonus Program since he was an employee of the LiveWire Mobile Division.

(3)
Mr. Donahue's base salary was adjusted to $190,000 on December 5, 2008 upon his promotion to Chief Financial Officer. His previous annual base salary was $176,000.

The performance targets established for 2008 were not met and therefore no bonuses were paid out under the 2008 Bonus Plan.

Stock-Based Compensation

        Awards of stock options under our stock option plans are designed to more closely tie the long-term interests of our Executive Officer's to those of our stockholders and to assist in the retention of our Executive Officers. Each year, the Compensation Committee selects the Executive Officers, if any, to receive stock options and determines at its sole discretion the number of shares subject to each option grant based on market competitiveness and the performance of each Executive Officer.

        Options granted in 2008 had a two or four-year vesting period to encourage the Executive Officers, to continue their employment with our Company. The Compensation Committee reviews the outstanding unvested options of the Executive Officers from time to time and may grant additional options to provide appropriate ongoing incentives.

Retirement Plans and Other Benefits

        We offer a 401(k) retirement plan, or the retirement plan, to all of our U.S.-based employees. Until February 2009, when we terminated our retirement plan matching program, we matched contributions each pay period at 50% of the employee's contributions up to 6% of employee's compensation. When we calculate overall compensation for our Executive Officers to compare to market data, we factor in the benefit to be received under the 401(k) plan.

        The Executive Officers participate in other Company benefit programs on the same terms as our other U.S.-based employees, and these programs include medical and dental insurance, life insurance and our employee stock purchase plan. We cancelled our employee stock purchase plan in the fourth quarter of 2008.

        The Compensation Committee believes that it is in the best interests of our Company and our stockholders to minimize the likelihood of losing key management personnel (who would be difficult to replace) that may occur in connection with a potential or actual change in control of the Company. We have therefore provided executive officers with change in control agreements. Additional details on these change in control agreements can be found under Executive Compensation—Narrative Disclosure of Termination or Change in Control Payments below.

How the Company Determines Amounts and/or Formulas for each Element of Compensation

        Each Executive Officer's current and prior compensation is considered in setting his or her compensation for the following year. In addition, as described above, the compensation practices of other companies in our industry with similar revenue and/or market capitalization are reviewed by the Compensation Committee and used as benchmarks. The Compensation Committee believes that the elements of our executive compensation plan are similar to elements used by many other comparable companies in our industry. In general, the amount of base salary, potential cash incentives and potential equity-based compensation for each Executive Officer is chosen in an attempt to address our objectives of promoting Company performance, attracting and retaining top-quality executives and employees, and enhancing the interests of our stockholders by maximizing growth and return on invested capital.

        In determining appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments, as well as historical practices within the Company, each as compared to other executives and key employees. General economic and business conditions affecting the Company are also considered.

        Periodic adjustments in base salary may be merit-based with respect to individual performance or tied to the Company's financial condition or other competitive factors.

        The 2008 Bonus Program prescribed a range for the bonus amounts to be paid to the Executive Officers based upon our quarterly financial objectives and annual strategic objectives for the division headed by each Executive Officer. Under the 2008 Bonus Program, our Executive Officers were entitled to receive an average bonus of 62% of their base salaries if the Company achieved the financial objectives and annual strategic objective targets for, and throughout, 2008 and the individual executive met or exceeded his or her objectives that were tied to the metrics described above in the 2008 Management Bonus Program discussion.

        The Compensation Committee's determination of the size of stock option grants is generally intended to reflect an Executive Officer's responsibility within the Company and his or her contributions to the Company as well as using peer group proxy and market data, as described above, to help benchmark competitiveness. Prior to our adoption of SFAS No. 123R regarding share-based payments to employees, we used external data, primarily percentage of potential ownership, as an influencing factor in determining a grant size which we felt was market competitive. Following our adoption of SFAS No. 123R, we have considered both the financial statement impact and percentage of potential ownership when surveying the competitiveness of our equity grants.

Accounting and Tax Considerations

        Our stock option grant policies have been impacted by the implementation of SFAS No. 123R, which we adopted in the first quarter of fiscal year 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS 123R under the fair value method of accounting and expense those amounts in our income statement over the stock option's remaining vesting period.

        We have structured our compensation program to comply with Internal Revenue Code ("IRC") Sections 409A. If an Executive Officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the IRC, and such benefits do not comply with Section 409A of the IRC, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

 EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

FOR THE 2008, 2007 AND 2006 FISCAL YEARS

        The following table sets forth the compensation paid or earned for services rendered in 2008, 2007 and 2006 by the Chief Executive Officer, the Chief Financial Officer and the three other most highly paid persons, other than the Chief Executive Officer and Chief Financial Officer, who were serving as Executive Officers on December 31, 2008 (the "Named Executive Officers" or the "NEOs") (to the extent these individuals were Named Executive Officers for any such years). Instances involving individuals who served as the Chief Executive Officer or the Chief Financial Officer during 2008, but not as of December 31, 2008, are noted by footnote.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)		Total
Joel Hughes Chief Executive Officer(5)	2008	229,692	—		258,785	(6)	276,298	—		7,211		771,986
	2007	220,000	—		388,177	(6)	147,423	33,220		7,050		795,870
	2006	121,462	—		1,051,322	(6)	59,333	50,000	(7)	156,842	(8)	1,438,959
Todd Donahue Vice President, Corporate Controller & Chief Accounting Officer(9)	2008	182,246	75,000	(10)	—		44,364	2,000	(11)	7,180		310,790
	2007	147,116	—		—		15,021	15,686		4,780		182,603
Robert P. Schechter Chief Executive Officer(12)	2008	410,400	—		—		155,312	—		421,440	(12)	987,152
	2007	395,200	—		—		296,403	—		8,040		699,643
	2006	395,200	—		—		200,155	—		7,890		603,245
Herb Shumway Senior Vice President of Finance, Chief Financial Officer and Treasurer(13)	2008	259,615	150,000	(13)	—		95,793	—		435,242	(13)	940,650
	2007	250,000	—		—		193,259	37,750		8,730		489,739
	2006	250,000	—		—		104,140	—		7,890		362,030
Steven Gladstone President, NMS Communications(14)	2008	215,769	400,000	(14)	—		135,488	—		303,578	(14)	1,054,835
	2007	110,000	—		—		66,365	12,918		3,496		192,779
(1)
Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS 123R. The assumptions we used for calculating the grant date fair value are set forth in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K filed on March 31, 2009. The amounts shown in this column reflect our non-cash accounting expense for these awards and do not represent the actual value that has or may be recognized by any of our Named Executive Officers.

(2)
Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS 123R, excluding estimated forfeitures and using only actual forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K filed on March 31, 2009. The amounts shown in this column reflect our non-cash accounting expense for these awards and do not represent the actual value that has or may be recognized by any of our Named Executive Officers.

(3)
The bonus amounts for fiscal 2007 include the Q3 2007 bonus achievement payout that was paid out in the fourth quarter of 2007 which represented one-third of the twenty-five percent bonus payout. In addition, this number reflects the 2007 fourth quarter bonus achievement payout which was paid out in first quarter of 2008 and represented two-thirds of the twenty five percent of the bonus payout.

(4)
Includes, for each of the NEOs, contributions by the Company to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance.

(5)
Mr. Hughes was appointed Chief Executive Officer on December 5, 2008. Mr. Hughes' salary was increased to $240,000 on an annualized basis and his bonus potential was increased to 60%.

(6)
On February 24, 2006, Mr. Hughes was granted 464,896 shares of restricted stock in connection with the acquisition of Openera Technologies, Inc. 40% of the shares of restricted stock vested on the date of grant and 20% vested on the 12, 24 and 30 month anniversary of the grant date.

(7)
Mr. Hughes' bonus of $50,000 reflects a payment paid to him in connection with the acquisition of Openera Technologies, Inc. on February 24, 2006.

(8)
"Other Compensation" for Mr. Hughes includes $156,842 in deferred compensation payments received in lieu of payments which Mr. Hughes was entitled to prior to the Openera acquisition.

(9)
Mr. Donahue was appointed to Chief Financial Officer on December 5, 2008. Mr. Donahue's salary was increased to $190,000 on an annualized basis.

(10)
Mr. Donahue was paid a $75,000 transaction bonus in connection with the Asset Sale as part of an agreement between Mr. Donahue and the Company with respect to the Asset Sale.

(11)
This represents a referral bonus award given to Mr. Donahue. The Company offers its employees the ability to refer qualified candidates to fill vacant positions. A payment of $2,000 is paid out for a successful hire after ninety days of the new hire's employment.

(12)
Mr. Schechter was terminated as Chief Executive Officer on December 5, 2008. Mr. Schechter received severance payments in the amount of $412,484 in connection with the Asset Sale. For additional details on Mr. Schechter's severance payments, please see the Severance Benefits in the Event of a Change in Control and the Change in Control discussions below.

(13)
Mr. Shumway was terminated as Chief Financial Officer on December 5, 2008. Mr. Shumway was paid a $150,000 transaction bonus in connection with the Asset Sale as part of an agreement between Mr. Shumway and the Company with respect to the Asset Sale. Mr. Shumway received severance payments in the amount of $426,286 in connection with the Asset Sale. For additional details on Mr. Shumway's severance payments, please see the Severance Benefits in the Event of a Change in Control and the Change in Control discussions below.

(14)
Mr. Gladstone was terminated as President, NMS Communications on December 5, 2008. Pursuant to his retention agreement, Mr. Gladstone was entitled to a one-time lump-sum payment of $400,000 in connection with the Asset Sale. Pursuant to his Severance Protection Agreement, Mr. Gladstone received severance payments in the amount of $300,000 in connection with the Asset Sale. For additional details on Mr. Gladstone's retention agreement and Severance Protection Agreement, please see the Severance Benefits in the Event of a Change in Control and the Change in Control discussions below.

 GRANTS OF PLAN-BASED AWARDS TABLE

FOR THE 2008 FISCAL YEAR

        The following table sets forth information concerning the non-equity incentive plan awards and stock option grants made to each of the NEOs during the fiscal year ended December 31, 2008 pursuant to our Equity Incentive Plan. There can be no assurance that the Grant Date Fair Value of the Stock Awards and Stock Options listed below will ever be realized.

					All Other Stock Awards: Number of Shares of Stock or Units (#) Maximum ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)
							Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Option and Stock Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Joel Hughes(3)	5/1/2008	—	—	—	—	500,000	1.36	307,400
	12/22/2008	—	—	—	—	1,000,000	0.14	96,500
Todd Donahue(4)	5/1/2008	—	38,000	—	—	50,000	1.36	30,740
Robert Schechter(5)	—	—	217,360	—	—	—	—
Herbert Shumway(5)	—	—	75,000	—	—	—	—
Steven Gladstone(5)	—	—	44,000	—	—	—	—

(1)
The exercise price of all stock options granted under our Equity Incentive Plan is equal to the closing price of the Common Stock on the date of grant.

(2)
The grant date fair value of awards in this column reflect the fair value of such awards determined pursuant to SFAS 123R. The assumptions we used for calculating the grant date fair value are set forth in Note 2 to the financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(3)
Mr. Hughes was not eligible to participate in the 2008 Bonus Plan. Mr. Hughes received a grant of 500,000 options on May 1, 2008 as part of our annual Stock Option Program. Options granted on May 1, 2008 vest as follows: 50% of the shares underlying the option vest on the first anniversary of the date of the grant and vest at a rate of 12.5% quarterly thereafter. Mr. Hughes received an option grant of 1,000,000 stock options on December 22, 2008 in conjunction with his promotion to Chief Executive Officer of LiveWire Mobile. These options vest at a rate of 25% of the shares underlying the option one year from the date of grant and at a rate of 6.25% quarterly thereafter.

(4)
The performance targets established for 2008 were not met and therefore no bonuses were paid out under the 2008 Bonus Plan. Mr. Donahue received a grant of 50,000 options on May 1, 2008 as part of our annual Stock Option Program. Options granted on May 1, 2008 vest as follows: 50% of the shares underlying the option vest on the first anniversary of the date of the grant and at a rate of 12.5% quarterly thereafter.

(5)
The performance targets established for 2008 were not met and therefore no bonuses were paid out under the 2008 Bonus Plan.

Outstanding Equity Awards

        The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2008 for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008 TABLE

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joel Hughes	40,000	(1)	—		—	3.46	4/18/2011	—	—	—	—
	100,000	(1)	—		—	3.82	6/22/2011	—	—	—	—
	75,000	(1)	—		—	1.94	12/28/2011	—	—	—	—
	65,000	(1)	—		—	1.75	5/17/2012	—	—	—	—
	120,000	(1)	—		—	1.49	10/23/2012	—	—	—	—
			500,000	(2)		1.36	5/1/2013
			1,000,000	(3)		0.14	12/22/2013
Todd Donahue	45,000	(1)	—		—	1.92	2/5/2012	—	—	—	—
	6,000	(1)	—		—	1.75	5/17/2012	—	—	—	—
	13,000	(1)	—		—	1.49	10/23/2012	—	—	—	—
			50,000	(2)	—	1.36	5/1/2013
Robert Schechter	140,000	(1)	—		—	3.594	1/5/2009	—	—	—	—
	30,000	(1)	—		—	7.60	4/9/2009	—	—	—	—
	40,000	(1)	—		—	6.12	1/2/2010	—	—	—	—
	60,000	(1)	—		—	3.12	1/2/2010	—	—	—	—
	200,000	(1)	—		—	3.12	1/2/2010	—	—	—	—
	90,000	(1)	—		—	3.55	1/2/2010	—	—	—	—
	75,000	(1)	—		—	3.66	1/2/2010	—	—	—	—
	90,000	(1)	—		—	1.94	1/2/2010	—	—	—	—
	90,000	(1)	—		—	1.75	1/2/2010	—	—	—	—
	180,000	(1)	—		—	1.49	1/2/2010	—	—	—	—
Herbert Shumway	20,000	(1)	—		—	7.60	4/8/2009	—	—	—	—
	17,500	(1)	—		—	4.37	1/2/2010	—	—	—	—
	45,000	(1)	—		—	2.67	1/2/2010	—	—	—	—
	30,000	(1)	—		—	3.03	1/2/2010	—	—	—	—
	150,000	(1)	—		—	3.55	1/2/2010	—	—	—	—
	40,000	(1)			—	3.66	1/2/2010	—	—	—	—
	45,000	(1)	—		—	1.94	1/2/2010	—	—	—	—
	30,000	(1)	—		—	1.75	1/2/2010	—	—	—	—
	120,000	(1)	—		—	1.49	1/2/2010	—	—	—	—
Steven Gladstone	100,000	(1)	—		—	1.78	3/5/2009	—	—	—	—
(1)
All stock options underlying these awards were accelerated in full as the result of the Asset Sale.

(2)
Options have a vesting schedule of 50% vesting on the first year anniversary of the date of grant and 12.5% vesting quarterly thereafter.

(3)
Mr. Hughes received an option grant of 1,000,000 stock options on December 22, 2008 in conjunction with his promotion to Chief Executive Officer. These options vest at a rate of 25% of the shares underlying the options one year from the date of grant and at a rate of 6.25% quarterly thereafter.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the number of stock options exercised in the year ended December 31, 2008 under our equity incentive plans and the corresponding amounts realized by the NEOs.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired On Exercise (b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized On Vesting ($)(e)
Joel Hughes	—	—	185,958	178,520
Todd Donahue	—	—	—	—
Robert Schechter	75,000	44,250	—	—
Herbert Shumway	17,500	7,700	—	—
Steven Gladstone	—	—	—	—

Pension Benefits

        None of our Named Executive Officers participates in or has an account balance in qualified or non-qualified defined benefit plans sponsored by us at December 31, 2008 and, as a result, there is not a pension benefits table included in the Proxy Statement.

Non-qualified Deferred Compensation

        None of our Named Executive Officers participates in or has an account balance in non-qualified defined contribution plans maintained by us at December 31, 2008 and, as a result, there is not a non-qualified deferred compensation table included in this Proxy Statement.

NARRATIVE DISCLOSURE OF TERMINATION OR CHANGE IN CONTROL PAYMENTS

Severance Benefits (Absent a Change in control)

        All of our Named Executive Officers are "at will" employees and, as such, do not have any employment or severance agreements with the Company other than the Severance Protection Agreements described below.

Severance Benefits in the Event of a Change in Control

        In 2008, each of our Named Executive Officers was party to a severance protection agreement (each, a "Severance Protection Agreement") with our Company. The Severance Protection Agreements provide that if during the 18 month period following a "change in control" of our Company the executive officer is terminated without "cause" or terminates his employment for "good reason" (as each term is defined in the applicable Severance Protection Agreement), he will receive severance payments and benefits equal to:

  (a)
  one year of base salary;

  (b)
  the higher of the current annual target bonus and the highest of the last three annual bonuses paid;

  (c)
  benefits continuation (including life insurance, disability, medical, dental and hospitalization coverage for one year); and

  (d)
  acceleration of all unvested stock options.

        Under these Severance Protection Agreements, a change in control is defined, generally, to include the merger, consolidation, or reorganization of or disposition by our Company of substantially all of our business, other than in connection with a mere change of place of incorporation or similar mere change in form. The transactions contemplated by the Asset Sale summarized above in the 2008 Asset Sale section constituted a change in control under the Severance Protection Agreements for Messrs. Schechter, Shumway and Gladstone.

        On October 2, 2008, each of Mr. Hughes's and Mr. Donahue's Severance Protection Agreements was amended to reflect the agreement between our Company and each of Mr. Hughes and Mr. Donahue that the Asset Sale and the transactions contemplated thereby would not constitute a change in control under their Severance Protection Agreements.

        On October 2, 2008, Mr. Schechter and our Company entered into an amendment to Mr. Schechter's Severance Protection Agreement pursuant to which Mr. Schechter agreed to forego a bonus amount of $434,720 that he would otherwise have been entitled to under his Severance Protection Agreement upon the termination by him for good reason or by us without cause within six months following the consummation of the Asset Sale.

        On December 3, 2008, Mr. Gladstone's Severance Protection Agreement was amended to provide for, among other things, a severance payment in the amount of $300,000 if Mr. Gladstone were to be terminated without cause.

        On July 21, 2008, we entered into a retention agreement with Mr. Gladstone pursuant to which Mr. Gladstone would receive the greater of (i) $400,000 and (ii) one percent (1%) of the total gross consideration received by our Company in connection with any "change in control" (as defined in the retention agreement). The transactions contemplated in conjunction with the Asset Sale constituted a change in control under this retention agreement. As a result, subject to the terms and conditions of this retention agreement, Mr. Gladstone was entitled to a one-time lump-sum payment of $400,000 which was paid within 30 days following the closing of the Asset Sale and is reflected in the Summary Compensation Table above.

  Change in Control

        Under the individual Severance Protection Agreements and other agreements with the Company, each Named Executive Officer was or would be entitled to receive the payments and benefits included in the table below. For Messrs. Hughes and Donahue, these disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid, which would only be known at the time that they become eligible for payment and would only be payable if a change in control and termination were to occur. The table reflects the amount that would be payable under the Severance Protection Agreements with Messrs. Hughes and Donahue assuming that the change in control and termination of their employment occurred at December 31, 2008. For Messrs. Schechter and Shumway, these disclosed amounts reflect the actual amounts paid to each of them on January 8, 2009 in connection with the Asset Sale which, for purposes of their Severance Protection Agreements, was deemed to be a change in control. The amounts disclosed for Mr. Gladstone reflect the actual amounts paid to him on December 11, 2008 under his retention agreement or owed to him under his Severance

Protection Agreement, in each case in connection with the Asset Sale which, for purpose of his retention agreement and Severance Protection Agreement, was deemed to be a change in control.

	Robert P. Schechter ($)	Herbert Shumway ($)	Joel Hughes ($)		Steve Gladstone ($)	Todd Donahue ($)
Base Salary	395,200	250,000	240,000		300,000	190,000
Bonus	—	150,000	144,000		400,000	76,000
Benefits	17,284	26,286	16,608	(1)	—	16,608	(1)
Fair Market Values of Accelerated Equity Compensation(2)	—	—	—		—	—
Total	412,484	426,286	400,608		700,000	282,608
(1)
Equal to the value of the life insurance, disability, medical, dental and hospitalization coverage premiums for one year of coverage.

(2)
The exercise prices of each Named Executive Officer's stock options were higher than the closing price per share of our Common Stock on December 31, 2008, thus there is no value to the Executive Officer as of December 31, 2008.

Voluntary Termination

        There are no payments or benefits to be paid resulting from a voluntary termination (except pursuant to a change in control as described above) or a termination for "cause".

Director Compensation

        Each of our non-employee directors is currently paid $22,500 annually (payable in quarterly installments) and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. In addition, the Compensation Committee Chair receives an annual payment of $5,000 and each member receives an annual payment of $2,500. The Audit Committee Chair receives an annual payment of $10,000 and each member receives an annual payment of $5,000. The Compensation Committee currently awards each non-employee director (a) upon first being elected to the board, an option for 15,000 shares and (b) annually at the time of the annual meeting, an option for 12,500 shares which vests at the time of the next annual meeting, in each case subject to full vesting of all option shares upon a change in control of the Company.

Name (a)	Fees Earned or Paid in Cash (b)(1)	Stock Awards ($)(c)	Option Awards ($)(d)(1)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension value and Nonqualified Deferred Compensation Earnings(f)	All Other Compensation ($)(g)	Total ($)(h)
W. Frank King, Ph.D.	32,500	—	4,411	—	—	—	36,911
Pamela D.A. Reeve	30,000	—	4,411	—	—	—	34,411
Ofer Gneezy(2)	27,500	—	4,411	—	—	—	31,911
Ronald White(3)	27,500	—	4,411	—	—	—	31,911
Robert M. Pons(4)	1,568	—	15	—	—	—	1,583
Jill C. Thoerle(4)	1,568	—	15	—	—	—	1,583
Thomas Dusenberry(5)	—	—	—	—	—	—	—
(1)
Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS 123R, excluding estimated forfeitures and using only actual forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K filed on March 31, 2009. The full grant date fair value of each of these options as measured under SFAS 123R is $55,571 under the Company's 2000 Equity Incentive Plan, which vests over three years.

(2)
On March 3, 2009, Mr. Gneezy resigned from the Board of Directors.

(3)
On January 1, 2009, Mr. White resigned from the Board of Directors.

(4)
On December 10, 2008, Mr. Pons and Ms. Thoerle joined the Board of Directors.

(5)
On March 3, 2009, Mr. Dusenberry joined the Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        The following table summarizes the fees billed to us by PricewaterhouseCoopers LLP for each of the last two fiscal years.

	2008	2007
Audit Fees	$1,486,337	$755,100
Audit-Related Fees	725,042	—
Tax Fees	261,728	145,319
All Other Fees	29,860	5,445

Total:	$2,502,967	$905,864

Audit Fees

        These are fees billed for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2008 and December 31, 2007, for (a) the annual audit of the Company's financial statements for each such fiscal year including statutory audits of foreign subsidiaries and the accompanying attestation report regarding the Company's internal control over financial reporting contained in the Company's Annual Report on Form 10-K, (b) reviews of the quarterly financial information included in the Company's Quarterly Reports on Form 10-Q for each such fiscal year and (c) reviews of SEC filings.

Audit-Related Fees

        These are fees billed for professional services rendered by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not disclosed under Audit Fees.

Tax Fees

        These are fees billed for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2008 and December 31, 2007.

All Other Fees

        All Other Fees represent fees paid for software licenses of PricewaterhouseCoopers LLP professional research library and related applications.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services to be provided by the independent registered public accounting firm in accordance with such pre-approval policy. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

        During 2008, all services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

Representation at Annual Meeting

        Representatives from PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. The representatives will have the opportunity to make a statement and they will be available to answer questions that attendees of the Annual Meeting may have.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the last fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who own more than ten percent of the Company's Common Stock to file reports with the SEC disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting pursuant to Item 405 of Regulation S-K, the Company believes that all required filings pursuant to Section 16(a) with respect to the Company's securities were timely made during 2008 in accordance with Section 16(a).

RELATED PERSON TRANSACTIONS

        The Board has adopted a written policy that addresses related person transactions requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC under the Exchange Act. A related person of the Company includes (a) any person who is an Executive Officer, director, or director nominee of the Company (including any of its subsidiaries) over the last fiscal year, and his or her immediate family members, (b) any person who beneficially owns more than 5% of the Company's voting securities and his or her immediate family members or (c) an entity in which a director, Executive Officer or more than 5% stockholder has a substantial ownership interest. Under the policy, a related person transaction includes any transaction which involves the Company where the amount involved exceeds $120,000 and a related person had or will have an interest in the transaction.

        Under the policy, all related person transactions must be reported to, and reviewed by, the Company's General Counsel. Transactions are then approved or ratified by the Nominating Committee after consideration of various factors including (a) the related person's interest, (b) the approximate dollar amount involved, (c) the related person's proportionate interest in the dollar amount involved, (d) whether the transaction is undertaken in the ordinary course of the Company's business, (e) whether the transaction is on terms no less favorable to the Company then terms that could have been reached with an unrelated third party, (f) the purpose of, and potential benefits to the Company of, the related person transaction and (g) any other material information.

        Transactions involving compensation of Executive Officers are reviewed and approved by the Compensation Committee or the Board in the manner specified in the Compensation Committee charter.

        All approved or ratified related person transactions are reviewed annually by the Nominating Committee to determine compliance with the law. There are no such relationships or transactions that are required to be disclosed in this Proxy Statement under the SEC rules.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2008 Annual Report, including audited financial statements for the fiscal year ended December 31, 2008, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, the Company has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called "householding," is not being used, however, if the Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and/or the Proxy Statement to any stockholder who sends a written request to LiveWire Mobile, Attention: Investor Relations, One Monarch Drive, Suite 203, Littleton, Massachusetts 01460. If you wish to receive separate copies of our annual reports and/or proxy materials in the future, please notify us by telephone at (866) 971-4230 or in writing to LiveWire Mobile, Attention: Investor Relations, One Monarch Drive, Suite 203, Littleton, Massachusetts 01460. If your household is receiving multiple copies of the Company's Annual Report or Proxy Statement and you wish to request delivery of a single copy, you may send a written request to LiveWire Mobile, Attention: Investor Relations, One Monarch Drive, Suite 203, Littleton, Massachusetts 01460.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        Proposals of stockholders intended to be presented at the 2010 Annual Meeting of the Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company no later than December 30, 2009, in order that they may be included in the proxy statement and form of proxy relating to that meeting. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy.

        In addition, the Company's bylaws require that the Company be given advance notice of stockholder nominations for election to its Board of Directors, other than nominations for inclusion in the Company's proxy statement and form of proxy in accordance with Rule 14a-8 under the Exchange Act. In order to be considered timely, the required notice must be delivered by the stockholder and received by the Secretary of the Company not later than 80 days before the annual meeting or ten days after the day notice of the annual meeting is communicated to stockholders if the date of such annual meeting is not publicly announced by the Company more than 90 days prior to the meeting.

OTHER MATTERS

        The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

EXPENSES AND SOLICITATION

        The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

By Order of the Board of Directors

April 24, 2009	Eugene DiDonato General Counsel and Secretary

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

C123456789

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext

Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy or casting a vote in person at the Annual Meeting, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on May 27, 2009.

Vote by Internet

•                Log on to the Internet and go to www.investorvote.com

•                Follow the steps outlined on the secured website.

Vote by telephone

•                Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time before the deadline on a touch tone telephone. There is NO CHARGE to you for the call.

•                Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposal — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Withhold

01 - Joel Hughes	☐	☐

	For	Withhold

02 - Robert M. Pons	☐	☐

	For	Withhold

03 - Jill C. Thoerle	☐	☐

	For	Withhold

04 - Thomas Dusenberry	☐	☐

	For	Withhold

05 - W. Frank King	☐	☐

UNLESS YOU INDICATE TO THE CONTRARY, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B  Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.

/ /

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
	2 1 B V	0 1 7 7 4 3 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>            00VY3A

Dear Stockholder:

Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card and return it in the enclosed postage paid envelope.

Sincerely,

LIVEWIRE MOBILE, INC.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 2:00 a.m., Eastern Time, on May 27, 2009.

THANK YOU FOR VOTING

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — LiveWire Mobile, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING ON MAY 27, 2009

The undersigned stockholder of LiveWire Mobile, Inc. hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Joel Hughes, Todd Donahue and Eugene DiDonato, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of LiveWire Mobile, Inc. common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of LiveWire Mobile, Inc. to be held at the offices of Goodwin Procter LLP, the Company’s outside counsel, at 53 State Street, Exchange Place, Boston, Massachusetts on May 27, 2009 at 8:30 a.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” ANY OTHER PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDERS’ BEST JUDGMENT AS TO ANY OTHER SUCH MATTERS.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 27, 2009:

The Proxy Statement and the 2008 Annual Report to Stockholders are available for viewing, printing and downloading at http://ir.livewiremobile.com/.

Stockholders requiring directions to attend the Annual Meeting in person may visit http://www.goodwinprocter.com/OurFirm/Offices/Boston.aspx.

 SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

(Items to be voted appears on reverse side.)

QuickLinks

ELECTION OF DIRECTORS
BOARD OF DIRECTORS RECOMMENDATION
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE FOR THE 2008, 2007 AND 2006 FISCAL YEARS
GRANTS OF PLAN-BASED AWARDS TABLE FOR THE 2008 FISCAL YEAR
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008 TABLE
OPTION EXERCISES AND STOCK VESTED TABLE
NARRATIVE DISCLOSURE OF TERMINATION OR CHANGE IN CONTROL PAYMENTS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PERSON TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS
EXPENSES AND SOLICITATION